EXHIBIT 10(n)

                                 March 25, 1998

HSBC James Capel Canada Inc.
105 Adelaide Street West
Suite 1200
Toronto, Ontario  M5H 1P9

Dear Sirs:

         This is to set forth the agreement of HSBC James Capel Canada, Inc. ("HSBC") and Lennar Corporation ("Lennar") regarding purchases by HSBC from Lennar of Lennar common stock ("Common Stock"). That agreement is as follows:

1. HSBC will purchase from Lennar, at the times and for the prices described below, Common Stock with a total purchase price to HSBC of up to $120 million.

2. Prior to the beginning of a calendar month, Lennar will either (a) inform HSBC that Lennar wants to sell Common Stock to HSBC with regard to the month and specify to HSBC a maximum amount, not exceeding $15 million (or such higher amount as may be agreed to by HSBC), for which Lennar wants to sell Common Stock to HSBC during the month (the "Maximum Amount for the Month") and the minimum per share price for which it will sell Common Stock to HSBC during the month (the "Minimum Price for the Month") or (b) inform HSBC that it does not want to sell Common Stock to HSBC with regard to the month.

3. On the third New York Stock Exchange Trading Day ("Trading Day") after the end of a month with regard to which Lennar informs HSBC that Lennar wants to sell Common Stock to HSBC, HSBC will purchase from Lennar a number of shares of Common Stock, for a total purchase price, calculated as follows:

         (a) The Maximum Amount for the Month will be allocated equally among the Trading Days in the month or among specified Trading Days in the month agreed upon by Lennar and HSBC (the amount allocated to a Trading Day being the "Daily Purchase Amount").

         (b) Except as provided in subparagraph (c), with regard to each Trading Day (or each of the specified Trading Days) during the month, HSBC will purchase, for a per share price equal to 98% of the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange Composite Tape with regard to that Trading Day, a number of shares of Common Stock having a total sale price equal to the Daily Purchase Amount.

         (c) If the per share price with regard to a Trading Day calculated as provided in subparagraph (b) is less than the Minimum Price for the Month, no Common Stock will be purchased with regard to that Trading Day.

         (d) The total number of shares of Common Stock HSBC will purchase with regard to a month will be the sum of the numbers of shares HSBC will purchase with regard to each Trading Day (or each of the specified Trading Days) during that month and the total price for which HSBC will purchase those shares will be the sum of the amounts



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                  resulting from multiplying, with regard to each Trading Day
                  (or each of the specified Trading Days) during the month, (i) the per share price calculated as described in subparagraph
                  (b), times (ii) the number of shares HSBC will purchase calculated as described in subparagraphs (b) and (c).

4. On a day when HSBC purchases Common Stock from Lennar (i.e., the third Trading Day after the end of a month with regard to which Lennar informs HSBC that Lennar wants to sell Common Stock to HSBC), Lennar will cause the shares of Common Stock HSBC is purchasing to be issued to HSBC (either by delivery of stock certificates or by credit to an account specified by HSBC with The Depositary Trust Company or another book-entry clearing facility) and HSBC will cause the purchase price of those shares, in immediately available U.S. dollars, to be wire transferred to an account specified by Lennar with a bank in the United States of America.

5. The sales from Lennar to HSBC described above will be registered under the Securities Act of 1933, as amended. Lennar and HSBC will indemnify each other as provided on Exhibit A against liability with respect to the Registration Statement relating to the Common Stock which is sold to HSBC.

6. This Agreement will be governed by the laws of the State of Florida in the United States of America.

         Please execute a copy of this document, which, when executed by HSBC, will constitute a binding agreement between Lennar and HSBC.

                                          Very truly yours,

                                          LENNAR CORPORATION

                                          By: /s/ BRUCE GROSS
                                              ---------------------------------
                                              Title: Vice President and
                                                     Chief Financial Officer

AGREED TO:
HSBC JAMES CAPEL CANADA, INC.

By: /s/ ISSER ELISHIS
    -------------------------------------
        Title: Executive Vice President
               and Director

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                                    EXHIBIT A

                            TERMS OF INDEMNIFICATION

(a) Lennar will indemnify HSBC and each person, if any, who controls HSBC for the purposes of the Securities Act of 1933, as amended (the "Securities Act"), against, and hold each of them harmless from, any loss, liability or expenses which any of them may incur, under the Securities Act or otherwise, as a result of a claim or action arising out of, or based upon,(i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Common Stock being sold to HSBC (including the Prospectus dated February 12, 1998 and the Prospectus Supplement dated March 25, 1998 (the "Prospectus Supplement") which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference into it, a material fact required to be stated therein or necessary to make the statements therein not misleading, and Lennar will reimburse HSBC and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by HSBC or the controlling person in investigating, defending against, or preparing to defend against any such claim or action, except that Lennar will not be liable to the extent a claim or action which results in a loss, liability or expenses arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Prospectus Supplement or any amendment or supplement to it in reliance upon, and in conformity with, written information furnished by HSBC to Lennar for inclusion in the Prospectus Supplement.

(b) HSBC will indemnify Lennar, each of its directors and officers, and each person, if any, who controls Lennar for the purposes of the Securities Act, against, and hold each of them harmless from, any loss, liability or expenses which any of them may incur, under the Securities Act or otherwise, as a result of a claim or action arising out of, or based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Prospectus Supplement or any amendment or supplement to it a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by HSBC to Lennar for inclusion in the Prospectus Supplement or any amendment or supplement to it, and HSBC will reimburse Lennar and each such director, officer or controlling person promptly upon demand for any legal or any other expenses reasonably incurred by Lennar or the other person in investigating, defending against, or preparing to defend against any such claim or action.

(c) Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Paragraph (a) or (b), the person will notify the indemnifying party in writing of the claim or commencement of the action, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under Paragraph (a) or (b), except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim or action as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim or action with counsel satisfactory to it. After an indemnifying party notifies

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         an indemnified party that the indemnifying party wishes to assume the defense of a claim or action, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim or action, except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim or action, the indemnifying party will pay the fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Paragraph (a) or (b), will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

(d) If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Paragraph (a) or (b), each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim or action which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim or action that resulted in the loss or liability, as well as any other relevant equitable considerations.

(e) HSBC confirms that the information with respect to the offering of Lennar stock set forth on the cover page of the Prospectus Supplement, and the information under the caption "Plan of Distribution" in the Prospectus Supplement, is correct and was furnished (and is the only information furnished) in writing to Lennar by HSBC for inclusion in the Prospectus Supplement.


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